Exhibit 99.1

Media Contact:	Investor Contact:	NewPage Corporation
Amber Garwood	Linda Sheffield	Courthouse Plaza NE
937-495-4313	937-495-3573	Dayton, Ohio 45463

FOR IMMEDIATE RELEASE

NEWPAGE CORPORATION ANNOUNCES FINANCIAL RESULTS

•                  NewPage Corporation began operating as an independent company on May 2, 2005, when it acquired the Printing and Writing Papers Business of MeadWestvaco Corporation.

•                  Financial results for NewPage Corporation are reported based on the combination of its predecessor, the Printing and Writing Papers Business of MeadWestvaco Corporation, and results of NewPage Corporation (successor) for the two months of operations ended June 30, 2005.

•                  Net sales were $524.1 million in the second quarter of 2005 compared to $538.7 million for the second quarter of 2004.

•                  Net cash provided by operating activities was $23.2 million in the second quarter of 2005 compared to $57.5 million in the second quarter of 2004.

•                  EBITDA was $25.8 million for the second quarter of 2005 compared to $12.0 million for the second quarter of 2004.

Second Quarter 2005 Compared to Second Quarter 2004

(in millions)

	Successor - NewPage Corporation Two Months Ended June 30, 2005	Predecessor One Month Ended April 30, 2005	Combined Successor and Predecessor Second Quarter Ended June 30, 2005	Predecessor Second Quarter Ended June 30, 2004

Net sales	$351.7	$172.4	$524.1	$538.7
Cost of sales	334.0	164.2	498.2	552.1
Selling, general and administrative expense	19.6	10.1	29.7	33.2
Interest expense	35.8	0.7	36.5	2.4
Other (income) expense	19.1	(0.2)	18.9	(0.8)
Income (loss) before income taxes and equity in earnings of investee	(56.8)	(2.4)	(59.2)	(48.2)
Income tax expense (benefit)	0.0	(0.9)	(0.9)	(18.2)
Equity in earnings of investee	0.5	0.2	0.7	0.5
Net income (loss)	$(56.3)	$(1.3)	$(57.6)	$(29.5)

Supplemental Information:
EBITDA (1)	$7.4	$18.4	$25.8	$12.0
Net cash provided by (used in) operating activities	11.3	11.9	23.2	57.5

Note: The following discussions of the combined results of operations are based on the combination of the Printing and Writing Papers Business of MeadWestvaco Corporation and successor results. The results of operations for historical as well as future periods may not be comparable to the prior periods. For the 2005 results shown, actual results for the two months ended June 30, 2005, are included in the successor column and in the total.

(1) Earnings before interest, taxes, depreciation, depletion and amortization.  See the attached financial exhibits for a reconciliation of net cash provided by (used in) operating activities to EBITDA and discussion about the use of EBITDA as a liquidity measure.

Dayton, Ohio. – August 15, 2005 – NewPage Corporation today announced its second quarter financial results for its operations.  Results discussed below are based on the combination of one month of operations of its predecessor, the Printing and Writing Papers Business of MeadWestvaco Corporation, and NewPage Corporation (successor) results for the two months of operations ended June 30, 2005.  Net sales for the second quarter of 2005 and 2004 were $524.1 million and $538.7 million.  Net cash provided by operating activities was $23.2 million in the second quarter of 2005 compared to $57.5 million in the second quarter of 2004.  Earnings before interest, taxes, depreciation, depletion and amortization (or EBITDA) was $25.8 million and $12.0 million for the second quarter of 2005 and 2004, respectively.

NewPage Corporation commenced operations on May 2, 2005 as a result of the sale of the Printing and Writing Papers Business of MeadWestvaco to NewPage Corporation.  As a new company, NewPage is focused on building on its position as a leading U.S. producer of coated papers in North America.

“Since we began operations in May, we have worked diligently to put in place the infrastructure to be a stand-alone entity and create an organization that’s focused on success,” said Peter H. Vogel, Jr., the company’s president and chief executive officer.  “The transition from MeadWestvaco has been smooth, our operations are running well, and strong cost focus continues to drive solid productivity.  However, the markets for our businesses became challenging in the second quarter and these market conditions, in addition to inflation pressure, negatively affected the quarter.  To properly assess the quarter, we believe one should consider the effect of several items in the second quarter results.  These include a non-cash mark-to-market loss of $20 million on an option contract, planned seasonal maintenance costs which occur primarily in the second quarter, transitional costs related to the acquisition, and market-related downtime.”

Net sales for the second quarter of 2005 were $524.1 million compared to $538.7 million for the second quarter of 2004, a decrease of 2.7%. The decrease was largely the result of decreases in coated paper volumes from 533,000 tons in the second quarter of 2004 to 450,000 tons in the second quarter of 2005 – partially offset by an increase in average coated paper prices from $775 per ton in the second quarter of 2004 to $877 per ton in the second quarter of 2005, as well as higher sales volumes and selling prices in our carbonless paper business in the second quarter of 2005.

“Across the industry, coated paper demand paused in the second quarter and that was no different for NewPage,” added Vogel, “which we believe was caused in part by sharply lower demand in commercial printing and customer inventory reductions in the second quarter of 2005.”  During the second quarter of 2005, NewPage took market-related downtime of 19,000 tons of coated paper and 9,000 tons of downtime in the carbonless business to maintain inventory levels – compared to no market-related downtime of coated paper in the second quarter of 2004 and 5,000 tons of market-related downtime in the carbonless business in the second quarter of 2004.

The cost of sales for the second quarter of 2005 was $498.2 million compared to $552.1 million for the second quarter of 2004, a decrease of 9.8%. The decrease was primarily attributable to productivity improvements, lower sales volume in the second quarter of 2005, and lower depreciation, amortization and depletion expense offset by much higher inflationary costs.  “On the cost side, our number one issue is inflation in raw materials and energy,” said Vogel.  “The increases in the price of crude oil and natural gas have affected the price of certain papermaking chemicals, purchased energy, and logistics and distribution.  Overall, we expect raw materials and energy costs to remain volatile throughout 2005.”

Maintenance costs were $65.5 million in the second quarter of 2005 compared to $53.8 million in the first quarter of 2005.  Maintenance expense was $63.2 million in the second quarter of 2004.  In conjunction with annual maintenance shutdowns, NewPage had incidental incremental costs for the second quarter of 2005 and 2004 of $7.4 million and $9.5 million, respectively.  These incremental costs are primarily comprised of unabsorbed fixed costs from lower production volumes, other incremental costs for purchased materials and energy that would otherwise be produced as part of normal operations of the mills.  “Historically, maintenance has always been concentrated in our second quarter,” said Vogel.  “Activities this year were no different and the results are reflected in our financials.”

Selling, general and administrative expenses were $29.7 million for the second quarter of 2005 compared to $33.2 million for the second quarter of 2004, a decrease of 10.7%.  The decrease was primarily caused by a decrease in corporate charges from MeadWestvaco Corporation beginning on the date of the acquisition partially offset by an increase of transitional costs of $2.0 million associated with the commencement of operations post-acquisition.  As a percentage of net sales, selling, general and administrative expenses decreased in the second quarter of 2005 to 5.6% from 6.2% in the second quarter of 2004.

“Based on our current level of operations, we believe our cash flow from operations and available borrowings under our revolving senior secured credit facility will be more than adequate to meet our liquidity needs for the next twelve months,” said Vogel.  As of June 30, 2005, there was $170.4 million outstanding under the revolving senior credit facility and $145.1 million of borrowing base availability under the revolving senior credit facility. Vogel concludes, “We remain focused on debt reduction through cash flow generation and targeted asset sales, and we will seek to drive productivity improvements to continue to reduce costs and offset inflation.”

Outlook

On June 2, 2005, NewPage Corporation announced that it would be evaluating steps needed to ensure the carbonless business and associated facilities remain viable for the long term.  This decision was made as part of the company’s commitment to act quickly and to address opportunities to improve the business.  The strategic alternatives being considered include the sale of the facilities to an owner with better alignment to its core businesses, or the sale of the business to the Chillicothe management team and/or employees.  As a third option, the facilities would remain under NewPage Corporation, with major restructuring and streamlining of the existing facilities.  The process of reviewing these options is expected to take several months to complete.

NewPage expects sales volumes in the third and fourth quarters to improve over the sales rate for the second quarter of 2005, as the company approaches the traditionally stronger seasonal period of the year. “Our plan is to carefully track the upswing in demand while monitoring our strong operating performance, and we are prepared to take some market-related downtime if production gets somewhat ahead,” said Vogel.

Conference Call

The NewPage second quarter 2005 earnings conference call is scheduled for today, August 15, 2005, at 11:00 a.m. (ET) and is accessible on the company’s Web site and via conference call.  Following the session, questions will be taken from registered analysts and investors.  Parties interested in accessing the live conference call on the Web should connect to the NewPage Web site at www.NewPageCorp.com and click on Second Quarter Conference Call.  After connecting to this page, please follow the instructions to access the webcast in listen and view mode.  The call will be available live and stored on the Web site for one month.

Analysts and investors may participate in the live conference call by dialing 888-428-4474 (toll-free domestic) or 612-332-0932 (international).  To register, please call in at least 10 minutes before the conference call begins.  A replay of the call will be available via telephone 800-475-6701 (toll-free domestic) or 320-365-3844 (international), access code: 791580, starting at 2:30 p.m. (ET) on August 15, 2005, and will remain available until noon (ET) on September 5, 2005.

About NewPage Corporation

NewPage Corporation, headquartered in Dayton, Ohio, is a leading U.S. producer of coated papers in North America.  With 6,300 employees, the company operates five integrated pulp and paper manufacturing mills located in Chillicothe, Ohio; Escanaba, Michigan; Luke, Maryland; Rumford, Maine; and Wickliffe, Kentucky.  These mills have a combined annual capacity of approximately 2.5 million tons of coated and carbonless paper.  For additional information, please visit the company’s Web site at NewPageCorp.com.

Forward-looking Statement

This press release may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result,” or words or phrases with similar meaning.  Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our substantial level of indebtedness; changes in the supply and/or demand and/or prices for our products; the activities of competitors; changes in significant operating expenses, including raw material and energy costs; changes in currency exchange rates; changes in the availability of capital; general economic and business conditions in the United States and elsewhere in the world; changes in the regulatory environment, including requirements for enhanced environmental compliance; our ability to operate as a stand-alone business; and other risks and uncertainties that are detailed in our filings with the Securities and Exchange Commission.  The company does not intend, and undertakes no obligation, to update any forward-looking statements.

#   #   #

NewPage Corporation

Condensed Consolidated Balance Sheet (unaudited)

June 30, 2005

(In thousands)

ASSETS

Cash and cash equivalents	$536
Accounts receivable, net	238,293
Inventories	481,314
Other current assets	11,938
Total current assets	732,081

Property, plant and equipment, net	1,418,762
Intangibles and other assets	204,011
TOTAL ASSETS	$2,354,854

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$137,504
Accrued expenses	127,259
Current maturities of long-term debt	7,500
Total current liabilities	272,263

Long-term debt	1,681,274
Other long-term obligations	57,804

Commitments and contingencies

Stockholders' equity:
Common stock, 100 shares issued and outstanding, $0.01 per share par value	—
Additional paid-in capital	399,780
Accumulated deficit	(56,267)
Total stockholders' equity	343,513
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,354,854

NewPage Corporation

Consolidated Statement of Operations (unaudited)

Two Months Ended June 30, 2005

(In thousands)

Net sales	$351,681

Cost of sales	333,998
Selling, general and administrative expenses	19,627
Interest expense (including amortization of debt issuance costs and debt discount and write-off of bridge financing costs of $12,454)	35,835
Other (income) expense, net	19,038

Income (loss) before equity in earnings of investee	(56,817)

Equity in earnings of investee	550

Net income (loss)	$(56,267)

NewPage Corporation

Consolidated Statement of Stockholders’ Equity (unaudited)

Two Months Ended June 30, 2005

(In thousands)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit

Issuance of common stock	100	$	$399,615	$
Net income (loss)				(56,267)
Equity award expense	—	—	165	—
Balance at June 30, 2005	100	$—	$399,780	$(56,267)

NewPage Corporation

Condensed Consolidated Statement of Cash Flows (unaudited)

Two Months Ended June 30, 2005

(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(56,267)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	27,834
Amortization of debt issuance costs and debt discount and write-off of bridge financing costs	12,454
Unrealized (gain) loss on commodity basket option	20,038
Equity in earnings of investee	(550)
Equity award expense	165
Changes in operating assets and liabilities	7,571
Net cash provided by (used in) operating activities	11,245

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition	(1,994,239)
Capital expenditures	(12,160)
Cash paid for option contracts	(72,957)
Net cash used in investing activities	(2,079,356)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	437,287
Proceeds from issuance of long-term debt and initial draw of revolver	1,693,571
Payment of debt issuance costs	(57,211)
Net borrowings (payments) on revolving credit facility	(5,000)
Net cash provided by financing activities	2,068,647

Net increase (decrease) in cash and cash equivalents and cash and equivalents at end of period	$536

Supplemental Information:
Cash paid for interest	$32

NewPage Corporation

Consolidated Statement of Operations (unaudited)

Second Quarters Ended June 30, 2005 and 2004

(In Thousands)

	Successor - NewPage Corporation Two Months Ended June 30, 2005	Predecessor One Month Ended April 30, 2005	Combined Successor and Predecessor Second Quarter Ended June 30, 2005	Predecessor Second Quarter Ended June 30, 2004

Net sales	$351,681	$172,388	$524,069	$538,687

Costs of sales	333,998	164,267	498,265	552,158
Selling, general and administrative expenses	19,627	10,072	29,699	33,249
Interest expense	35,835	645	36,480	2,366
Other (income) expense, net	19,038	(140)	18,898	(847)

Income (loss) before income taxes and equity in earnings of investee	(56,817)	(2,456)	(59,273)	(48,239)
Income tax expense (benefit)	—	(929)	(929)	(18,254)
Equity in earnings of investee	550	173	723	479

Net income (loss)	$(56,267)	$(1,355)	$(57,622)	$(29,506)

Supplemental Information:
Earnings before interest, taxes, depreciation, depletion and amortization (EBITDA)	$7,402	$18,384	$25,786	$11,953

Net cash provided by (used in) operating activities	$11,245	$11,947	$23,192	$57,480

NewPage Corporation

Reconciliation of Net Cash Provided by (Used in) Operating Activities to EBITDA (unaudited)

Second Quarters Ended June 30, 2005 and 2004

(In thousands)

	Successor - NewPage Corporation Two Months Ended June 30, 2005	Predecessor One Month Ended April 30, 2005	Combined Successor and Predecessor Second Quarter Ended June 30, 2005	Predecessor Second Quarter Ended June 30, 2004

Net cash provided by (used in) operating activities	$11,245	$11,947	$23,192	$57,480
Cash interest expense	23,381	645	24,026	2,366
Income tax provision (benefit)	—	(929)	(929)	(18,254)
Income tax provision (benefit) allocated to equity in earnings of investee	—	97	97	269
Loss on sale of assets	—	(990)	(990)	(1,129)
Investees - earnings and distributions	550	270	820	(1,487)
Unrealized loss on option contract	(20,038)	—	(20,038)	—
Deferred income taxes	—	584	584	10,750
Equity award expense	(165)	—	(165)	—
Changes in operating assets and liabilities	(7,571)	6,760	(811)	(38,042)

Earnings before interest, taxes, depreciation, depletion and amortization (EBITDA)	$7,402	$18,384	$25,786	$11,953

EBITDA is not a measure of our liquidity under accounting principles generally accepted in the United States (“GAAP”), is not intended to represent cash flow from operations, as defined under GAAP, and should not be used as an alternative to cash flow from operations as an indicator of liquidity. EBITDA is shown because it is a primary component of certain covenants under our senior secured credit facility and is a basis upon which our management assesses liquidity. In addition, our management believes EBITDA is useful to investors because it and similar measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. The use of EBITDA instead of cash flow from operations has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP.

NewPage Corporation

Segment Information (unaudited)

Second Quarter Ended June 30, 2005 and 2004

(In thousands)

	Combined Successor and Predecessor Second Quarter Ended June 30, 2005	Predecessor Second Quarter Ended June 30, 2004
Net sales:
Coated paper	$415,097	$439,431
Carbonless paper	108,972	99,256
	$524,069	$538,687

Segment profit (loss)
Coated paper	$8,070	$(28,613)
Carbonless paper	(10,761)	(18,878)
	$(2,691)	$(47,491)

Segment depreciation, depletion and amortization:
Coated paper	$42,492	$45,092
Carbonless paper	4,862	11,986
	$47,354	$57,078